UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 3, 2009

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2009, Seagate Technology (“Seagate” or the “Company”) and its subsidiary Seagate Technology HDD Holdings (“Seagate HDD”) entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”) by and among the Company and Seagate HDD, the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Morgan Stanley Bank N.A., as Syndication Agent, and BNP Paribas, Keybank National Association, Wachovia Bank, National Association and The Bank of Nova Scotia, as Co-Documentation Agents.

The purpose of the Amended Credit Agreement is to increase the Company’s flexibility in meeting its obligations under its existing credit agreement, executed on September 19, 2006. The Amended Credit Agreement will increase the Company’s maximum permitted net leverage ratio to 1.80x for the quarter ended July 3, 2009, 2.65x for the quarter ended October 2, 2009 and 1.80x for the quarter ended January 1, 2010. In addition, the Amended Credit Agreement will provide covenant relief for the quarters ended July 3, 2009, October 2, 2009 and January 1, 2010 under the net minimum liquidity requirement. The net minimum liquidity requirement in the form of cash, cash equivalents and short-term investments will be $600 million, which includes any cash drawn under the revolving credit facility. After the quarter ended January 1, 2010, the maximum permitted net leverage and minimum liquidity requirements will return to their previous levels under the existing credit agreement.

The terms and conditions of the Amended Credit Agreement include a reduction in the facility size from $500 million to $350 million, which will remain available to the Company and Seagate HDD until September 19, 2011, with net cash proceeds from certain transactions reducing the facility size. The Amended Credit Agreement will increase the interest rate margin applicable on all funded loans under this agreement to a rate of LIBOR plus 350 basis points. Seagate HDD’s obligations under the Amended Credit Agreement will continue to be guaranteed by the Company and will additionally be guaranteed by certain material subsidiaries. All obligations of Seagate HDD and the guarantors will be secured by a lien on substantially all of their tangible and intangible assets, subject to certain exceptions. In addition, there are further limitations on the amount of incremental debt, share repurchases and dividends that the Company can incur or make.

The effectiveness of the Amended Credit Agreement is subject to customary conditions precedent.

The description of the Amended Credit Agreement contained herein is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Second Amended and Restated Credit Agreement, dated as of April 3, 2009, by and among Seagate Technology, Seagate Technology HDD Holdings, as Borrower, the Lenders Party Thereto, JPMorgan Chase Bank, N.A, as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and BNP Paribas, Keybank National Association, Wachovia Bank, National Association and The Bank of Nova Scotia, as Co-Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY

By:	/s/ PATRICK J. O’MALLEY
Name:	Patrick J. O’Malley
Title:	Executive Vice President and Chief Financial Officer

Date: April 6, 2009

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